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                                                                  EXHIBIT 99.2

This is a form of a material change report required under Section 85(1) of the Securities Act and Section 151 of the Securities Rules.


                                     FORM 27

                                 SECURITIES ACT


              MATERIAL CHANGE REPORT UNDER SECTION 85(1) OF THE ACT


NOTE: This form is intended as a guideline. A letter or other document may be used if the substantive requirements of this form are complied with.

NOTE: Every report required to be filed under Section 85(1) of the Act shall be sent to the Commission in an envelope addressed to the Commission and marked "Continuous Disclosure".

NOTE: WHERE THIS REPORT IS FILED ON A CONFIDENTIAL BASIS PUT AT THE BEGINNING OF THE REPORT IN BLOCK CAPITALS "CONFIDENTIAL -
                  SECTION 85", AND EVERYTHING THAT IS REQUIRED TO BE FILED SHALL BE PLACED IN AN ENVELOPE ADDRESSED TO THE SECRETARY OF THE COMMISSION MARKED "CONFIDENTIAL".

Item 1.           Reporting Issuer

                  WSI Interactive Corp.

Item 2.           Date of Material Change

                  March 27, 2000

Item 3.           Press Release

                  The press release was issued on March 27, 2000 and disseminated through Canada News Wire and BC Emergis.

Item 4.           Summary of Material Change

                  Further to its news release of March 21, 2000, WSi would like to expand on the sale of the Stocksecrets.com financial website.


Item 5.           Full Description of Material Change

                 Further to its news release of March 21, 2000, WSi would like to expand on the sale of the Stocksecrets.com financial website.


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                 WSi is selling its Stocksecrets.com business to
                 Internetfinancialcorp.com ("IFAN"), a fully registered, US public company, the shares of which trade on the OTC Bulletin Board market with ticker symbol "IFAN". Under the terms of the agreement, on closing WSi will own 49.9% (approximately 7,450,000 shares) of the total issued and outstanding shares of IFAN, subject to resale restrictions and a one year hold. No directors, senior officers, or other insiders of WSi have any beneficial interest in any shares of IFAN either directly or indirectly. Upon closing, the value of WSi's position in IFAN will accrue directly to its shareholders only. Theo Sanidas, President of WSi Interactive Corp., and Lance Morginn, Vice-President, have been appointed acting directors of IFAN to facilitate the transaction.

                 In addition, IFAN will conclude a US$1 million financing which will be used to develop and run the Stocksecrets.com business, the raising of which is a condition of the transaction.

                 On closing, all of the directors of IFAN shall be nominees of WSi Interactive Corp. WSi shall continue to manage the Stocksecrets.com business for IFAN for a fee of US$50,000 per month. In a separate transaction, IFAN received services from WSi for a fee of $US250,000.

                 Stocksecrets.com was created by WSi in March 1999 to provide financial information to investors across North America. Stocksecrets.com provides investors with detailed information on small cap stocks, including free real-time quotes and daily financial analysis. With respect to daily content, Stocksecrets.com publishes the IT Investor, the only Web-based newsletter in North America offering free daily analysis and buy/sell recommendations on domestic and globally-traded Internet and technology stocks. With the explosive growth of the Internet since the mid-90's, the Web has become the investor's most powerful tool, and the number of investors turning to the Internet is growing at a rapid pace. To capture this market, Stocksecrets.com is dedicated to providing free daily information and free real-time quotes.

                 WSi is modeling its Internet incubator business on CMGI (Nasdaq:CMGI). Like CMGI, WSi started as a direct marketing agency in 1990 and has grown to become a specialist in e-advertising and e-commerce. In some cases WSi develops its own businesses which may be developed as separate entities, such as Stocksecrets.com. In other cases WSi assists early-stage companies where it can add significant value to the investment through a network of relationships and strategic alliances, and uses its experience to help Internet companies build traffic, develop brands, and capitalize on multiple revenue streams. WSi also assists both Internet businesses that it has developed and third-party Internet companies to become public companies, in all cases with WSi maintaining a significant share position.

                 The Stocksecrets.com transaction with IFAN is consistent with WSi's stated Internet incubator business. The transaction will leave WSi in control of IFAN with a significant share position capable of great appreciation, and WSi shall

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                 receive a considerable revenue stream from IFAN. In effect,
                 WSi is taking a subsidiary public. For its part, IFAN will have a dynamic Internet business capable of tremendous growth.

Item 6.           Reliance on Section 85(2) of the Act

                  Nothing in this form is required to be maintained on a confidential basis.

Item 7.           Omitted Information

                  Not applicable.

Item 8.           Senior Officer

                  James L. Harris, Secretary

                  Telephone No. (604) 609-3068

Item 9.           Statement of Senior Officer

                  The foregoing accurately discloses the material change referred to herein.


Dated this 27th day of March, 2000
at Vancouver, BC                               WSI Interactive Corp.


                                               By: /s/ James L. Harris
                                                   ----------------------------
                                               James L. Harris

                                               Secretary
                                               --------------------------------
                                               (Official Capacity)